Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA THIRD QUARTER 2025

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	Sustainability and Corporate Responsibility Committee Chairman
DAVID GRUBER	Investment Committee Chairman
JEFFREY HAWKEN	Compensation Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Lead Independent Director and Nominating & Corporate Governance Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
RICHARD ANDERSON	Cantor Fitzgerald
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Portfolio Snapshot
- Acquisitions
- Mortgage Loans
- Joint Ventures
- Purchase Options

PORTFOLIO 7
- Proforma Activities
- Proforma Overview
- Proforma Diversification - Geography
- Proforma Seniors Housing Operating Portfolio ("SHOP") Diversification
- Proforma Real Estate Investments (Excluding SHOP) Diversification - Operators
- Proforma Real Estate Investments (Excluding SHOP) - Maturity
- Real Estate Investments (Excluding SHOP) - Metrics

FINANCIAL 17
- Enterprise Value
- Debt Metrics
- Proforma Debt Maturity
- Financial Data Summary
- Reconciliation of 2025 Guidance
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations

GLOSSARY 28

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 30

CONTACT INFORMATION

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q 2025 SUPPLEMENTAL REPORT 2

3Q 2025 SUPPLEMENTAL REPORT INVESTMENTS I 3 PORTFOLIO SNAPSHOT (AS OF NOVEMBER 4, 2025) OPERATORS 31 STATES 24 PROPERTIES 187 45.9% 20.0% 15.4% 16.8% 1.1% INVESTMENT TYPE 0.8% OWNED PORTFOLIO - NNN OWNED ACCOUNTED FOR AS FINANCING RECEIVABLES MORTGAGE LOANS NOTES RECEIVABLE UNCONSOLIDATED JOINT VENTURES OWNED PORTFOLIO - SHOP UNITS/BEDS 16,275 SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) 42.3% 20.0% 37.1% 0.6% PROPERTY TYPE SENIORS HOUSING - NNN SKILLED NURSING OTHER/UDP SENIORS HOUSING - SHOP ACQUISITIONS • $292 million • 9 properties • 4 operators new to LTC (Discovery, Charter, Lifespark and Arbor) PIPELINE • 4Q 2025 - Expect to close ≈$70 million in SHOP acquisitions over the next 60 days • 1Q 2026 - Expect to close an additional ≈$110 million in SHOP acquisitions in January SHOP SEGMENT • 22 Properties • 6 Operators • 1,665 units • Two NNN conversions and four acquisitions

REAL ESTATE – INVESTMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	INVESTMENT TYPE	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Feb-2024	— (1)	— (1)	— (1)	—	Great Bend, KS	Brookdale Senior Living	—	8.00%	$ 315
Jul-2025	1	SHOP	SH	67	Morgan Hill, CA	Discovery Senior Living	2019	7.00%	$ 35,200
Sep-2025	2	SHOP	SH	158	Various cities in KY	Charter Senior Living	2023	7.00%	39,500
Sep-2025	5	SHOP	SH	520	Various cities in WI	Lifespark	2016-2021	7.00%	194,050
Oct-2025	1	SHOP	SH	88	Marietta, GA	The Arbor Company	2017	7.00%	22,900
	9			833					$ 291,650

(1) We purchased a land parcel adjacent to an existing seniors housing community.

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2024	1	UDP - SH	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500	$ 2,940	$ 16,560
Jul-2024	1	UDP - SH	116 units	Loves Park, IL	Encore Senior Living	Jul-2030	9.00%	26,120	—	26,120
	2		201 units					$ 45,620 (1)	$ 2,940	$ 42,680 (1)
May-2025	1	SH	250 units	Summerfield, FL	Momentum Senior Living	May-2030	8.50%	$ 42,300	$ 38,350	$ 3,950 (2)
Aug-2025	2	SH	171 units	Various cities in CA	WellQuest Living	Aug-2030	8.25%	57,550	55,350	2,200 (3)
	3		421 units					$ 99,850	$ 93,700	$ 6,150

(1) Represents mortgage loans commitment to construct seniors housing communities and to fund working capital and interest reserves. The borrowers contribute equity, which initially funds the construction. Once all of the borrower's equity has been drawn, we fund the additional commitment.

(2) The initial additional commitment includes interest reserve of $2,000 and additional loan proceeds of $1,950 which are available between June 2026 and November 2027, based on debt service coverage.

(3) The initial additional commitment includes interest reserve of $2,200.

3Q 2025 SUPPLEMENTAL REPORT INVESTMENTS | 4

REAL ESTATE – JOINT VENTURES - CURRENT INVESTMENTS HELD

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT	3Q25 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
2020	1	SH	109 units	Arlington, WA	Fields Senior Living	Preferred Equity	9.00% (1)	$ 6,340	$ —	$ 6,340	$ —
2024	1	SNF/SH	104 beds	Katy, TX	Ignite Medical Resorts	Senior Loan	9.15% (2)	12,700	549	12,002	698
	2		109 units/104 beds					$ 19,040	$ 549	$ 18,342	$ 698

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) Represents a mortgage loan accounted for as an unconsolidated JV in accordance with GAAP. The five-year mortgage loan is interest only.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF PROPERTIES	# OF UNITS/BEDS	LOCATION	OPERATOR	GAAP ACCOUNTING	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION	LTC %
2022	SNF	3	299 beds	Various cities in FL	PruittHealth	Financing Receivable(1)	$ 76,801	$ 14,325	$ 62,476	81%
2023	SH	11	523 units	Various cities in NC	ALG Senior	Financing Receivable(1)	122,196	2,916	119,280	98%
2023	SH	1	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate	56,454	9,134	47,320	84%
2024	SH	13	523 units	Various cities in NC & SC	ALG Senior	Financing Receivable(2)	122,460	58,010	64,450	53%
2024	SH	4	217 units	Various cities in NC	ALG Senior	Financing Receivable(2)	41,000	3,015	37,985	93%
		32	1,505 units/299 beds				$ 418,911	$ 87,400	$ 331,511	

(1) We entered into these JVs to purchase seniors housing and health care properties. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets.*

(2) We entered into these JVs with an affiliate of ALG Senior to purchase 17 seniors housing communities and a parcel of land, for which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets.*

3Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS | 5

REAL ESTATE – PURCHASE OPTIONS

(DOLLAR AMOUNTS IN THOUSANDS)

OPTION WINDOW		OPERATOR	STATE	# OF PROPERTIES	PROPERTY TYPE	AVERAGE AGE IN YEARS	CONSOLIDATED GROSS INVESTMENTS	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENTS	LTC PORTION OF ANNUALIZED CONTRACTUAL CASH NOI	
2024-2028	(1)	ALG Senior	North Carolina	4	SH	5.9	$ 41,000	$ 3,015	$ 37,985	$ 2,754	
2024-2028	(1)	ALG Senior	North Carolina, South Carolina	13	SH	24.8	122,460	58,010	64,450	4,673	
2025	(2)	Community Living Centers	Tennessee	2	SNF	11.8	5,275	—	5,275	1,030	
2025-2027	(3)	PruittHealth	Florida	3	SNF	6.4	76,545	14,325	62,220	4,841	
2025-2029	(4)	ALG Senior	North Carolina	11	SH	20.6	122,195	2,916	119,279	8,876	
2026		Mainstay Senior Living	South Carolina	1	SH	26.8	11,719	—	11,719	2	(5)
2027		Legacy Senior Living	Georgia, South Carolina	2	SH	9.8	32,361	—	32,361	1,680	(5)
2027-2029		Oxford Senior Living	Oklahoma	4	SH	29.0	9,052	—	9,052	984	
2027-2029	(6)	Ignite Medical Resorts	Texas	4	SNF	8.2	52,726	—	52,726	4,704	
2029		Brookdale Senior Living	Colorado, Kansas, Ohio, Texas	17	SH	13.6	65,554	—	65,554	10,091	
2029		Navion Senior Solutions	North Carolina	5	SH	27.8	15,239	—	15,239	3,492	
			Total	66			$ 554,126	$ 78,266	$ 475,860	$ 43,127	

(1) We entered into these JVs with an affiliate of ALG Senior to purchase 17 seniors housing communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(2) In 1Q25, a master lease covering two skilled nursing centers in Tennessee that was scheduled to mature in December 2025, was amended extending the maturity to December 31, 2026. Additionally, the master lease purchase option window which expired on December 31, 2024, was extended for another year to December 31, 2025. In 3Q25, the operator provided notice of its intent to exercise its purchase option, which expires on December 31, 2025, if terms are not agreed upon.

(3) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*. Subsequent to September 30,2025, the operator provided notice of its intent to exercise its purchase option.

(4) The operator has the option to buy the properties in multiple tranches and in serial closings approved by us, with an exit IRR of 9.0% on any portion of the properties being purchased. In accordance with GAAP, these properties are presented as financing receivables on our *Consolidated Balance Sheets*.

(5) The rent for these leases is based on mutually agreed upon fair market rent.

(6) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

3Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS I 6

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 7 Proforma represents amounts as of September 30, 2025 adjusted as follows:  Annualized SHOP NOI at an estimated year-one yield of 7% for the $194,050 3Q25 acquisition of five seniors housing communities totaling 520 units in Wisconsin. We annualized interest expense for the borrowing under our unsecured revolving line of credit related to this portfolio acquisition.  Annualized SHOP NOI at an estimated year-one yield of 7% for the $22,900 4Q25 acquisition of an 88-unit seniors housing community in Georgia. We annualized interest expense for the assumed borrowing under our unsecured revolving line of credit related to this acquisition. For further discussion see our Subsequent Events on page 14.  Reduction in annualized interest expense for the assumed paydown under our unsecured revolving line of credit from $120,800 of proceeds received from the 4Q25 sale of a portfolio of seven skilled nursing centers. Further, we adjusted for the corresponding elimination of assets and rental income related to this portfolio. For further discussion see our Subsequent Events on page 14.  Reduction in annualized interest expense for the 4Q25 paydown of $21,000 under our unsecured revolving line of credit from excess cash on hand at September 30, 2025 and proceeds from the sale of 281,400 shares of our common stock under our equity distribution agreement during 4Q25. PROFORMA ACTIVITIES (DOLLAR AMOUNTS IN THOUSANDS)

PROFORMA PORTFOLIO OVERVIEW

(PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	NOI [1] (Trailing Twelve Months Ended September 30, 2025)	% OF NOI (Trailing Twelve Months Ended September 30, 2025)	INCOME STATEMENT LINE
Owned Portfolio						
Triple-Net Portfolio ("NNN")	100	$ 1,078,182	45.9%	$ 98,312	53.8%	Rental income
Seniors Housing Operating Portfolio ("SHOP")	22	469,427	20.0%	9,072 [2]	5.0%	Resident fees and services, net of Seniors housing operating expense
Owned Portfolio	122	1,547,609	65.9%	107,384	58.8%	
Owned Properties accounted for as Financing Receivables[3]	31	362,200	15.4%	28,185	15.4%	Interest income from financing receivables
Mortgage Loans	27	393,587 [4]	16.8% [4]	36,158	19.8%	Interest income from mortgage loans
Notes Receivable	5	27,011	1.1%	5,767	3.2%	Interest and other income
Unconsolidated Joint Ventures	2	18,342	0.8%	5,246	2.8%	Income from unconsolidated joint ventures
Total	187	$ 2,348,749	100.0%	$ 182,740	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Seniors Housing			
NNN	96	$ 994,106	42.3%
SHOP	22	469,427	20.0%
Seniors Housing	118	1,463,533	62.3%
Skilled Nursing	68	872,034	37.1%
Other[5]	1	12,005	0.5%
Under Development	–	1,177	0.1%
Total	187	$ 2,348,749	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Represents the 22 properties, with a total of 1,665 units.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Mortgage loans include short-term loans of $139,050 or 6.0% of gross investment and long-term loans (Prestige) of $254,537 or 10.8% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at September 30, 2025 is 13.3 years and 18.6 years, respectively. See Operator Update on page 14 for further discussion on the Prestige loan.

(5) Includes one behavioral health care hospital and three parcels for land held-for-use.

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 92% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable, Unconsolidated Joint Ventures and Short-Term Mortgage Loans which represent 8% of our Gross Investments.



Long-Term Investments 92%
Short-Term Investments 8%

3Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO I 8

PROFORMA PORTFOLIO OVERVIEW - DETAIL

(PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OWNED PROPERTIES - NNN	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2025 RENTAL INCOME(1)	% OF TOTAL NOI
Seniors Housing	56	$ 538,256	22.9%	$ 41,029	22.4%
Skilled Nursing	43	527,921	22.5%	56,094	30.7%
Other	1	12,005	0.5%	1,189	0.7%
Total	100	$ 1,078,182	45.9%	$ 98,312	53.8%

OWNED PROPERTIES - SHOP	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	SHOP NOI(1)	% OF TOTAL NOI
Seniors Housing	22	$ 469,427	20.0%	$ 9,072	5.0%
Total	22	$ 469,427	20.0%	$ 9,072	5.0%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES(2)	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING INCOME(1)	% OF TOTAL NOI
Seniors Housing	28	$ 285,655	12.1%	$ 22,404	12.2%
Skilled Nursing	3	76,545	3.3%	5,781	3.2%
Total	31	$ 362,200	15.4%	$ 28,185	15.4%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME(1)	% OF TOTAL NOI
Seniors Housing	6	$ 137,873	5.9%	$ 5,452	3.0%
Skilled Nursing(3)	21	254,537	10.8%	30,698	16.8%
Under Development	—	1,177	0.1%	8	0.0%
Total	27	$ 393,587	16.8%	$ 36,158	19.8%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME(1)	% OF TOTAL NOI
Seniors Housing	5	$ 25,982	1.1%	$ 5,767	3.2%
Skilled Nursing	—	1,029	0.0%	-	0.0%
Total	5	$ 27,011	1.1%	$ 5,767	3.2%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME(1)	% OF TOTAL NOI
Seniors Housing	1	$ 6,340	0.3%	$ 4,068	2.2%
Skilled Nursing	1	12,002	0.5%	1,178	0.6%
Total	2	$ 18,342	0.8%	$ 5,246	2.8%
TOTAL INVESTMENTS	187	$ 2,348,749	100.0%	$ 182,740	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(3) Skilled nursing long-term loans (Prestige) of $254,537 or 10.8% of gross investment. The weighted average maturity of Prestige loans is 18.6 years. See Operator Update on page 14 for further discussion on the Prestige loan.

RENTAL INCOME (AS % OF TOTAL NOI)



50.0%
25.0%
0.0%
22.4%
30.7%
0.7%
SH
SNF
OTH

SHOP NOI (AS % OF TOTAL NOI)



20.0%
10.0%
0.0%
5.0%
SH

FINANCING RECEIVABLES (AS % OF TOTAL NOI)



30.0%
15.0%
0.0%
12.2%
3.2%
SH
SNF

MORTGAGE LOANS INTEREST INCOME (AS % OF TOTAL NOI)



30.0%
15.0%
0.0%
3.0%
16.8%
0.0%
SH
SNF
UDP

INTEREST & OTHER INCOME (AS % OF TOTAL NOI)



10.0%
5.0%
0.0%
3.2%
0.0%
SH
SNF

UNCONSOLIDATED JV INCOME (AS % OF TOTAL NOI)



10.0%
5.0%
0.0%
2.2%
0.6%
SH
SNF

3Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO I 9

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 10 * Behavioral health care hospital SNF (68) SH– NNN (96) OTH* (1) LAND (3) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 5 21 1 3 1 2 2 1 4 4 8 33 2 6 6 8 5 3 21 2 1 5 1 1 2 5 LA 1 2 3 MI 2 1 1 3 SH– SHOP (22) 4 2 2 4 6 1 24 STATES 187 PROPERTIES 31 OPERATORS 2 1 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY (PROFORMA SEPTEMBER 30, 2025)

3Q 2025 SUPPLEMENTAL REPORT 40.0% 24.9% 27.3% 6.1% 1.7% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 14 years 0 10 20 30 40 Skilled Nursing Seniors Housing Years (1) The MSA rank by population as of July 1, 2024, as estimated by the United States Census Bureau. Approximately 65% of our properties are in the top 100 MSAs. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. (1) As calculated from construction date or major renovation/expansion date. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 11 (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $2,011 is also not available by state and is excluded from the table above. (2) Includes one behavioral health care hospital and three parcels for land held-for-use. # OF STATE(1) PROPERTIES % SH % SNF % UDP % % Texas 29 314,232 $ 13.4% 41,826 $ 2.9% 272,406 $ 31.3% — $ — — $ — North Carolina 33 302,504 12.9% 302,504 20.7% — — — — — — Michigan 24 293,889 12.5% 38,409 2.6% 254,537 29.2% — — 943 7.9% Wisconsin 12 288,933 12.3% 274,987 18.8% 13,946 1.6% — — — — California 6 143,148 6.1% 143,148 9.8% — — — — — — Ohio 9 141,103 6.0% 86,880 5.9% 54,223 6.2% — — — — Florida 7 140,796 6.0% 55,286 3.8% 85,510 9.8% — — — — Colorado 12 103,241 4.4% 103,241 7.1% — — — — — — Illinois 5 91,900 3.9% 90,723 6.2% — — 1,177 100.0% — — Kentucky 4 88,400 3.8% 39,684 2.7% 48,716 5.6% — — — — All Others 46 438,592 18.7% 285,863 19.5% 141,667 16.3% — — 11,062 92.1% Total 187 2,346,738 $ 100.0% 1,462,551 $ 100.0% 871,005 $ 100.0% 1,177 $ 100.0% 12,005 $ 100.0% O TH(2) INVESTMENT GROSS GROSS INVESTMENT PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY (PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 12 PROFORMA SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) DIVERSIFICATION (PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS) SIX OPERATORS EIGHT STATES PROPERTY # OF # OF GROSS STATE TYPE PRO PERTIES UNITS INVESTMENT % Wisconsin SH 6 620 217,165 $ 46.3% Illinois SH 4 264 57,998 12.3% California SH 2 133 48,695 10.4% Colorado SH 4 228 41,744 8.9% Kentucky SH 2 158 39,684 8.4% Kansas SH 2 114 26,220 5.6% Ohio SH 1 60 15,021 3.2% Georgia SH 1 88 22,900 4.9% 1,665 22 469,427 $ 100.0% PROPERTY # OF # OF GRO SS OPERATORS TYPE PROPERTIES UNITS STATES INVESTMENT % Lifespark SH 5 520 WI 194,215 $ 41.4% Anthem Memory Care SH 12 732 CA, CO, IL, KS, OH 154,231 32.9% Charter Senior Living SH 2 158 KY 39,684 8.4% Discovery Senior Living SH 1 67 CA 35,447 7.5% New Perspective SH 1 100 WI 22,950 4.9% The Arbor Company SH 1 88 GA 22,900 4.9% 1,665 22 469,427 $ 100.0%

PROFORMA REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) DIVERSIFICATION - OPERATORS

(PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS[2]	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED[1] CONTRACTUAL CASH NOI	%	ANNUALIZED[1] GAAP NOI	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare	SNF/OTH	23	$ 28,737	16.9%	$ 30,053	17.5%	$ 268,534	$ —	$ 268,534
ALG Senior	SH	29	21,804 (3)	12.8%	23,427 (3)	13.7%	296,405	63,941	232,464
Encore Senior Living	SH/UDP	14	12,198	7.2%	11,961	7.0%	199,187	9,134	190,053
HMG Healthcare	SNF	13	11,757 (3)	6.9%	11,757 (3)	6.9%	167,917	—	167,917
Carespring Health Care Management	SNF	4	11,314	6.7%	11,195	6.5%	102,940	—	102,940
Brookdale Senior Living	SH	17	10,091	5.9%	10,306	6.0%	65,554	—	65,554
Genesis Healthcare	SNF	6	9,746	5.8%	9,746	5.6%	53,339	—	53,339
Ignite Medical Resorts	SNF	7	9,387	5.5%	9,387	5.5%	101,056	—	101,056
Fundamental Long Term Care	SNF/OTH	5	8,237	4.9%	8,417	4.9%	65,798	—	65,798
Juniper Communities	SH	5	7,484	4.4%	6,731	3.9%	83,293	—	83,293
All Others		42	39,011 (3)	23.0%	38,599 (3)	22.5%	475,299	14,325	460,974
		165	$ 169,766	100.0%	$ 171,579	100.0%	$ 1,879,322	$ 87,400	$ 1,791,922

(1) See Glossary for definition of Annualized Contractual Cash NOI and Annualized GAAP NOI.

(2) See Operator Update on page 14 for further discussion.

(3) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP NOI are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,092	$ 4,712	$ 21,804
Encore Senior Living	12,198	—	12,198
All Others	37,901	1,110	39,011

OPERATORS	ANNUALIZED GAAP NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,715	$ 4,712	$ 23,427
Encore Senior Living	11,961	—	11,961
All Others	37,489	1,110	38,599

PRESTIGE	Privately Held	SNF/SH Other Rehab	82 Properties	4 States
ALG	Privately Held	SH	118 Properties	6 States
ENCORE	Privately Held	SH	34 Properties	5 States
HMG	Privately Held	SNF/SH	37 Properties	2 States
CARESPRING	Privately Held	SNF/SH Transitional Care	18 Properties	2 States

BROOKDALE	NYSE: BKD	SNF/SH Continuing Care	623 Properties	41 States
GENESIS	Privately Held	SNF/SH	Nearly 200 Properties	19 States
IGNITE	Privately Held	SNF/SH Transitional Care	26 Properties	6 States
FUNDAMENTAL	Privately Held	SNF/SH Hospitals & Other Rehab	74 Properties	7 States
JUNIPER	Privately Held	SH	25 Properties	5 States

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 13

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 14 REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS)  For our 14 property portfolio subject to market-based rent resets, we continue to expect to collect $5,655 of revenue during 2025, which is an increase of 64% from the rent collected in 2024 of $3,448.  During 3Q25, the Prestige Healthcare (“Prestige”) $180,388 mortgage loan secured by 14 skilled nursing centers in Michigan was amended. The amendment provided Prestige an option to prepay the loan without penalty during a 12-month window starting in July 2026, subject to customary conditions and contingent on Prestige’s ability to obtain replacement financing. In consideration for granting the prepayment option, the amendment eliminated the 8.5% current pay rate and reverted monthly interest payments to the full contractual interest rate of 11.14%, as of the effective date of the amendment, and escalates annually. As a result of providing Prestige a penalty-free loan prepayment option in the amendment, we wrote off $41,455 of accrued non-cash effective interest receivable related to the Prestige loan during 3Q25. There is no assurance that Prestige will be successful in obtaining replacement financing within the prepayment option time period or that they will satisfy the other conditions necessary to prepay the loan. During 3Q25, we received full contractual cash interest of $4,984 from Prestige and Prestige is current on contractual loan obligations through November 2025.  Genesis Healthcare, Inc. (“Genesis”) filed for Chapter 11 bankruptcy on July 9, 2025. Affiliates of Genesis lease six skilled nursing centers in New Mexico (five) and Alabama (one) with a total of 782 beds under a master lease with LTC. On June 3, 2025, Genesis exercised one of its three 5-year extension options, which extended the term of the lease to April 30, 2031. During 3Q25, as a result of Genesis’ bankruptcy filing, we wrote off Genesis’ non-cash accrued straight-line rent receivable due to uncertainty of receiving rent through lease maturity. Genesis is current on its contractual rent obligations through November 2025. LTC holds $4,731 of security from Genesis as required by the master lease in a letter of credit. SUBSEQUENT EVENTS Subsequent to September 30, 2025, we completed the following activities:  Acquired within our SHOP segment an 88-unit seniors housing community in Georgia for $22,900 with an estimated year-one yield of 7%. In connection with the acquisition, we entered into a management agreement with The Arbor Company.  Expects to convert two seniors housing communities with a total of 186 units in Oregon from our triple-net portfolio into our SHOP segment during 4Q25. Upon conversion, the triple-net master lease with the existing operator will be terminated and we will enter into a management agreement with Compass Senior Living, an operator new to us. Additionally, in conjunction with the master lease termination, we expect to write off a $957 working capital note during 4Q25. These communities have a gross book value of $33,102.  Sold a portfolio of seven skilled nursing centers for $122,950 and expect to record a gain on sale of approximately $78,000. The details of the sales are as follows:  Two skilled nursing centers in Florida with a total of 240 beds for $43,000. We received $41,900 of net proceeds and expect to record a gain on sale of approximately $26,000.  Four skilled nursing centers in Virginia with a total of 500 beds for $50,950. We received $50,300 of net proceeds and expect to record a gain on sale of approximately $35,000.  A 156-bed skilled nursing center in California for $29,000. We received $28,600 of net proceeds and expect to record a gain on sale of approximately $17,000.

LTC REIT

PROFORMA REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - MATURITY

(PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING REC INCOME	% OF TOTAL	MORTGAGE LOANS INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME	% OF TOTAL	ANNUALIZED GAAP NOI[1]	% OF TOTAL
2025	$ —	—	$ —	—	$ 1,258	3.1%	$ —	—	$ —	—	$ 1,258	0.7%
2026	7,110	7.3%	—	—	2,450	6.0%	2	0.1%	—	—	9,562	5.6%
2027	11,631	11.9%	—	—	—	—	2,554	97.1%	—	—	14,185	8.3%
2028	12,667	12.9%	—	—	—	—	—	—	—	—	12,667	7.4%
2029	14,468	14.8%	—	—	—	—	—	—	1,178	67.0%	15,646	9.1%
2030	16,369	16.7%	—	—	8,019	19.7%	73	2.8%	—	—	24,461	14.3%
2031	14,449	14.7%	—	—	—	—	—	—	—	—	14,449	8.4%
2032	6,384	6.5%	6,025 [4]	21.2%	—	—	—	—	—	—	12,409	7.2%
Thereafter	14,942	15.2%	22,460	78.8%	28,961	71.2%	—	—	579 [2]	33.0%	66,942	39.0%
Total	$ 98,020	100.0%	$ 28,485	100.0%	$ 40,688	100.0%	$ 2,629	100.0%	$ 1,757	100.0%	$ 171,579	100.0%

YEAR	LOANS RECEIVABLE PRINCIPAL MATURITIES							
	MORTGAGE LOANS RECEIVABLE	WA GAAP RATE	% OF TOTAL	NOTES RECEIVABLE	WA GAAP RATE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2025	$ 15,956	7.9%	4.0%	$ —	—	—	$ 15,956	3.8%
2026	27,237	9.0%	6.9%	25	8.0%	0.1%	27,262	6.5%
2027	—	—	—	25,000	12.7%	92.6%	25,000	5.9%
2028	—	—	—	1,029	—	3.8%	1,029	0.3%
2029	—	—	—	—	—	—	—	—
2030	95,857	8.4%	24.4%	957	7.6%	3.5%	96,814	23.0%
2031	—	—	—	—	—	—	—	—
2032	—	—	—	—	—	—	—	—
Thereafter	254,537	11.4%	64.7%	—	—	—	254,537	60.5%
Total	$ 393,587	10.3%	100.0%	$ 27,011	12.0%	100.0%	$ 420,598	100.0%

Near Term Lease and Loan Maturities:

- One loan in 2025 with an annualized GAAP NOI totaling $1.3 million.
- Six leases and three loans in 2026 with an annualized GAAP NOI totaling $9.6 million.[3]
- Three leases and one loan in 2027 with an annualized GAAP NOI totaling $14.2 million.
- As of September 30, 2025, approximately 95% of owned properties are covered under master leases and approximately 96% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP NOI definition in the Glossary.

(2) Represents income from a preferred equity investment accounted for as an unconsolidated joint venture. The preferred equity investment does not have a scheduled maturity but provides the entity an option to redeem our investment at a future date.

(3) One of the six lease maturities is a master lease covering two skilled nursing centers in Tennessee which represents 14% of rental income and 11% of annualized GAAP NOI maturing in 2026. The operator provided notice of its intent to exercise its purchase option, which expires on December 31, 2025, if terms are not agreed upon.

(4) Represents income from three skilled nursing centers in Florida acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*. Subsequent to September 30,2025, the operator provided notice of intent to exercise the purchase option.

3Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 15

3Q 2025 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties re-tenanted or sold after April 1, 2024; and excludes properties transitioned to LTC’s SHOP portfolio prior to September 30, 2025. SENIORS HOUSING SKILLED NURSING 1.62 1.61 2.15 2.15 78.5% 79.0% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3.00x 1Q25 2Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.11 1.11 1.36 1.36 80.1% 80.9% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 1Q25 2Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics exclude CSF, as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. SH metrics exclude Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. See Coronavirus Stimulus Funds definition in the Glossary. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. PORTFOLIO I 16 REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - METRICS (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2025 AND MARCH 31, 2025) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1)

3Q 2025 SUPPLEMENTAL REPORT PRO FORMA SEPTEMBE R 30, 2025 Revolving line of credit - WA rate 4.8% 548,450 $ 429,550 $ Senior unsecured notes, net of debt issue costs - WA rate 4.1% (1) 396,065 396,065 Total debt - WA rate 4.5% 944,515 35.1% 825,615 32.0% No. of shares Closing Price Common stock 47,332,792 47,614,192 36.86 $ (2) 64.9% 1,755,059 1,744,687 68.0% Total Market Value 1,744,687 1,755,059 2,689,202 100.0% 2,580,674 100.0% Add: Non-controlling interest 87,400 87,400 Less: Cash and cash equivalents (17,933) (7,193) $ 2,660,881 2,758,669 $ Debt to Enterprise Value 34.2% 31.0% Debt to Annualized Adjusted EBITDAre (3) 5.6x 4.7x PROFORMA No. of shares 9/30/25 CAPITALIZATION SEPTEMBE R 30, 2025 CAPITALIZATION DEBT EQUITY 9/30/25 TOTAL VALUE ENTE RPRISE VALUE FINANCIAL I 17 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES) (1) Represents outstanding balance of $397,000, net of debt issue costs of $935. (2) Closing price of our common stock as reported by the NYSE on September 30, 2025, the last trading day of 3Q25. (3) See Reconciliation of Annualized Adjusted EBITDAre on page 21.

3Q 2025 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $130,000 $302,250 $144,350 $548,450 $429,550 $270,000 $97,750 $280,650 $51,550 $170,450 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2022 2023 2024 3Q25 3Q25 PROFORMA Balance Available (1) See Proforma Activities page for additional proforma information. (1) 37.4% 39.5% 31.1% 38.1% 34.2% 34.1% 39.0% 29.3% 34.2% 31.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2022 2023 2024 3Q25 3Q25 PROFORMA Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 5.6x 4.2x 5.6x 4.7x 4.3x 3.4x 4.0x 4.8x 4.6x 0.0x 2.0x 4.0x 6.0x 8.0x 2022 2023 2024 3Q25 3Q25 PROFORMA Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges

3Q 2025 SUPPLEMENTAL REPORT REVOLVING SENIOR LINE OF UNSECURED % OF YEAR CREDIT NOTES(2) TOTAL TOTAL 2025 — $ 5,000 $ 5,000 $ 0.6% 2026 — 51,500 51,500 6.2% 2027 — 54,500 54,500 6.6% 2028 — 55,000 55,000 6.7% 2029 429,550 (1) 492,550 63,000 59.6% 2030 — 67,000 67,000 8.1% 2031 — 56,000 56,000 6.8% 2032 — 35,000 35,000 4.2% Thereafter — 10,000 10,000 1.2% Total 429,550 $ 397,000 $ (3) $ 100.0% 826,550 $429,550 $5,000 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $35,000 $10,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter Revolving Line of Credit Senior Unsecured Notes Senior Unsecured Notes 48.0% Revolving Line of Credit 52.0% DEBT STRUCTURE (2) FINANCIAL I 19 PROFORMA DEBT MATURITY (PROFORMA SEPTEMBER 30, 2025, DOLLAR AMOUNTS IN THOUSANDS) (1) See Proforma Activities page for additional proforma information. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the senior unsecured notes balance on our Consolidated Balance Sheets.

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	12/31/22	12/31/23	12/31/24	9/30/25	PROFORMA 9/30/2025
Gross investments	$ 1,959,442	$ 2,139,865	$ 2,088,613	$ 2,397,591	$ 2,348,749
Net investments	$ 1,562,668	$ 1,741,093	$ 1,674,140	$ 1,962,468	$ 1,942,910
Gross asset value	$ 2,052,687	$ 2,253,870	$ 2,200,615	$ 2,479,543	$ 2,419,961
Total debt [1]	$ 767,854	$ 891,317	$ 684,600	$ 944,515	$ 825,615
Total liabilities [1]	$ 805,796	$ 938,831	$ 733,137	$ 999,170	$ 880,270
Non-controlling interest	$ 21,940	$ 34,988	$ 92,378	$ 87,400	$ 87,400
Total equity	$ 850,307	$ 916,267	$ 1,053,005	$ 1,045,250	$ 1,133,852

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	3Q25	4Q25 [1]	1Q26 [1]	2Q26 [1]	3Q26 [1]
Straight-line rent adjustment	$ (372)	$ (274)	$ (354)	$ (404)	$ (459)
Straight-line rent reserve	(1,271) [2]	-	-	-	-
Amortization of lease incentives	(176)	(192)	(131)	(131)	(131)
Effective interest - Financing receivables	365	379	379	379	379
Effective interest - Mortgage loans receivable	364	354	343	312	278
Effective interest - Notes receivable	(1,465) [3]	(24)	(24)	(24)	(24)
Total non-cash revenue components	$ (2,555)	$ 243	$ 213	$ 132	$ 43

(1) For leases and loans in place at September 30, 2025 assuming the sale of seven skilled nursing centers in 4Q25 and no other renewals or modifications.

(2) Relates to the write-off of Genesis' accrued straight-line rent receivable due to the uncertainty of receiving rent through lease maturity. See Operator Update on page 14 for further discussion.

(3) Relates to the exit IRR received in connection to the payoff of a mezzanine loan.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2025	2024	Variance	2025	2024	Variance
Cash rent	$ 27,079	$29,215	$(2,136) [1]	$ 84,781	$ 89,142	$ (4,361) [2]
Operator reimbursed real estate tax revenue	2,582	3,194	(612) [3]	8,448	9,830	(1,382) [3]
Straight-line rent adjustment	(372)	37	(409)	(1,447)	(561)	(886) [4]
Straight-line rent write-off	(1,271)	—	(1,271) [5]	(1,514)	(321)	(1,193) [6]
Amortization of lease incentives	(176)	(188)	12	(805)	(626)	(179)
Total rental income	$ 27,842	$32,258	$(4,416)	$ 89,463	$ 97,464	$ (8,001)

(1) Decrease primarily due to the conversion of 13 communities from triple-net to our new SHOP segment in addition to property sales, partially offset by rent increases from fair-market rent resets.

(2) Decrease primarily due to the repayment of $2,377 rent credit received in 2024 and (1) above, partially offset by rent increases from fair-market rent resets and higher rent from escalations and capital improvements.

(3) Decrease primarily due to the conversion of 13 communities from triple-net to our new SHOP segment and property sales.

(4) Decrease primarily due to scheduled annual escalations partially offset by lease extensions.

(5) In connection with Genesis' on-going Chapter 11 bankruptcy filing, we wrote off the Genesis master lease straight-line rent receivable balance of $1,271.

(6) Relates to (5) above and the write-off of a straight-line rent receivable of $243 and a lease incentive balance of $249 in connection with the termination of two existing lease with the same operator and combining them into a single master lease.

3Q 2025 SUPPLEMENTAL REPORT
FINANCIAL I 20

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED	THREE MONTHS ENDED
	12/31/22	12/31/23	12/31/24	9/30/25	PROFORMA 9/30/25
Net income (loss)	$ 100,584	$ 91,462	$ 94,879	$ (18,540)	$ 60,481
Less/add: Gain (loss) on sale of real estate, net	(37,830)	(37,296)	(7,979)	738	(77,344)
Add: Income tax expense	—	—	—	42	42
Add: Impairment loss	3,422	15,775	6,953	—	—
Add: Interest expense	31,437	47,014	40,336	8,791	9,713
Add: Depreciation and amortization	37,496	37,416	36,367	8,987	8,987
EBITDAre	135,109	154,371	170,556	18	1,879
Add/less: Non-recurring items	824 (1)	3,823 (2)	(8,907) (3)	42,418 (4)	42,418
Adjusted EBITDAre	$ 135,933	$ 158,194	$ 161,649	$ 42,436	$ 44,297
Interest expense	$ 31,437	$ 47,014	$ 40,336	$ 8,791	$ 9,713
Fixed charges	$ 31,437	$ 47,014	$ 40,336	$ 8,791	$ 9,713
Annualized Adjusted EBITDAre				$ 169,744	$ 177,188
Annualized Fixed Charges				$ 35,164	$ 38,852
Debt (net of debt issue costs)	$ 767,854	$ 891,317	$ 684,600	$ 944,515	825,615
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	5.6x	4.2x	5.6x	4.7x
Annualized Adjusted EBITDAre to Annualized Fixed Charges[5]	4.3x	3.4x	4.0x	4.8x	4.6x

(1) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 seniors housing communities, offset by lease termination fee income of $1,181 received in connection with the sale of a seniors housing community.

(2) Includes the $3,561 note receivable write-off related to the sale and transition of 10 seniors housing communities and $1,832 of provision for credit losses related to the acquisition of 11 seniors housing communities accounted for as a financing receivable and two mortgage loan originations, offset by the $1,570 exit IRR and prepayment fee received in connection to the payoff of two mezzanine loans.

(3) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321), and notes receivable ($290).

(4) See the reconciliation of non-recurring items on page 27 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

3Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 21

RECONCILIATION OF 2025 GUIDANCE
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Guidance

We raised guidance for the 2025 full year. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.
The 2025 full year guidance is as follows:

	Prior Full Year 2025 Guidance		Updated Full Year 2025 Guidance	
	Low	High	Low	High
Diluted earnings per common share	$ 2.59	$ 2.61	$ 2.45	$ 2.47
Less: Gain on sale, net of impairment loss	(1.76)	(1.76)	(1.66)	(1.67)
Add: Depreciation and amortization	0.77	0.77	0.81	0.81
Diluted NAREIT FFO attributable to common stockholders	1.60	1.62	1.60	1.61
Add: Non-recurring one-time items	1.08	1.09	1.09 (2)	1.10 (2)
Diluted Core FFO	$ 2.68	$ 2.71	$ 2.69 (1)	$ 2.71 (1)
Diluted NAREIT FFO attributable to common stockholders	$ 1.60	$ 1.62	$ 1.60	$ 1.61
(Less) Add: Non-cash (income) recovery	(0.04)	(0.04)	0.03	0.03
Add: Non-cash expense	1.16	1.17	1.17	1.18
Less: Recurring capital expenditures	(0.01)	(0.02)	(0.02)	(0.02)
Diluted FAD	2.71	2.73	2.78	2.80
Add: Non-recurring one-time items	0.10	0.10	0.04 (2)	0.04 (2)
Diluted Core FAD	$ 2.81	$ 2.83	$ 2.82 (1)	$ 2.84 (1)

(1) The current guidance was updated by the following:

a) Increased investments in the low guidance by $256,450 for a total of $391,500 to include closed transactions to date. The $460,000 of total investments included in the high guidance remained unchanged, which represents the closed transactions to date and approximately $68,500 of additional investments expected to close over the next 60 days;

b) Increased SHOP NOI for the 2025 full-year in the range of $16,200 to $17,200 ($36,000 to $42,000 annualized) from $10,400 to $15,600 ($17,300 to $35,700 annualized);

c) Increased SHOP FAD capital expenditures for the 2025 full-year in the range of $960 to $970 per unit ($1.41 to $1.43 per unit annualized) from $660 to $920 per unit ($1.2 to $1.4 per unit annualized);

d) Increased general and administrative expenses for the full year of 2025 to $29,800 to $30,300 from $29,000 and $29,800; and

e) The guidance excludes additional investments beyond those included in (a) above, and potential asset sales.

(2) Non-recurring one-time items in the updated guidance were revised to include items in the reconciliation of non-recurring items, as well as the following:

a) Increased incremental RIDEA ramp-up and execution costs of to a range of $1,500 to $1,700 ($1,311 of which were expensed during the nine months of 2025) from the previous range of $1,100 to $1,500; and

b) The anticipated $957 working capital note write-off in connection with an expected master lease termination and conversion to SHOP of two seniors housing communities from our triple-net portfolio.

3Q 2025 SUPPLEMENTAL REPORT
FINANCIAL | 22

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2025	2024	2025	2024
Revenues:				
Rental income	$ 27,842	$ 32,258	$ 89,463	$ 97,464
Resident fees and services [1]	22,203	—	34,153	—
Interest income from financing receivables [2]	7,096	7,001	21,182	14,661
Interest income from mortgage loans	9,856	10,733	28,715	35,842
Interest and other income	2,293	5,791	5,048	9,298
Total revenues	69,290	55,783	178,561	157,265
Expenses:				
Interest expense	8,791	10,023	24,718	31,971
Depreciation and amortization	8,987	9,054	26,925	27,173
Seniors housing operating expenses [1]	17,362	—	26,781	—
Write-off of effective interest receivable	41,455	—	41,455	—
Provision for credit losses	203	215	3,642	942
Transaction costs	587	33	7,734	679
Triple-net lease property tax expense	2,581	3,186	8,483	9,816
General and administrative expenses	7,523	6,765	22,941	20,016
Total expenses	87,489	29,276	162,679	90,597
(Loss) income before unconsolidated joint ventures, real estate dispositions and other item:	(18,199)	26,507	15,882	66,668
(Loss) gain on sale of real estate, net	(738)	3,663	(235)	6,882
Income tax (provision) benefit	(42)	—	39	—
Income from unconsolidated joint ventures	439	692	4,543	1,739
Net (loss) income	(18,540)	30,862	20,229	75,289
Income allocated to non-controlling interests	(1,455)	(1,496)	(4,452)	(2,332)
Net (loss) income attributable to LTC Properties, Inc.	(19,995)	29,366	15,777	72,957
Income allocated to participating securities	(154)	(201)	(471)	(511)
Net (loss) income available to common stockholders	$ (20,149)	$ 29,165	$ 15,306	$ 72,446
Earnings per common share:				
Basic	($0.44)	$0.66	$0.33	$1.67
Diluted	($0.44)	$0.66	$0.33	$1.65
Weighted average shares used to calculate earnings per common share:				
Basic	46,123	43,868	45,726	43,313
Diluted	46,123	44,394	46,107	43,839
Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1) Represents our seniors housing operating portfolio ("SHOP") operating income and expense.

(2) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

3Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 23

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SEPTEMBER 30, 2025	DECEMBER 31, 2024
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 121,884	$ 118,209
Buildings and improvements	1,402,825	1,212,853
Accumulated depreciation and amortization	(398,017)	(405,884)
Operating real estate property, net	1,126,692	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$29,284; 2024—$1,346	42,458	670
Real property investments, net	1,169,150	925,848
Financing receivables,[(1)] net of credit loss reserve: 2025—$3,622; 2024—$3,615	358,579	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,930; 2024—$3,151	389,657	312,583
Real estate investments, net	1,917,386	1,596,298
Notes receivable, net of credit loss reserve: 2025—$270; 2024—$477	26,740	47,240
Investments in unconsolidated joint ventures	18,342	30,602
Investments, net	1,962,468	1,674,140
Other assets:		
Cash and cash equivalents	17,933	9,414
Debt issue costs related to revolving line of credit	5,096	1,410
Interest receivable	21,535	60,258
Straight-line rent receivable	18,545	21,505
Lease incentives	2,717	3,522
Prepaid expenses and other assets	16,126	15,893
Total assets	$ 2,044,420	$ 1,786,142
LIABILITIES		
Revolving line of credit	$ 548,450	$ 144,350
Term loans, net of debt issue costs: 2025—$0; 2024—$192	—	99,808
Senior unsecured notes, net of debt issue costs: 2025—$935; 2024—$1,058	396,065	440,442
Accrued interest	4,009	3,094
Accrued expenses and other liabilities	50,646	45,443
Total liabilities	999,170	733,137
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2025—47,333; 2024—45,511	473	455
Capital in excess of par value	1,146,560	1,082,764
Cumulative net income	1,741,212	1,725,435
Accumulated other comprehensive income	1,459	3,815
Cumulative distributions	(1,931,854)	(1,851,842)
Total LTC Properties, Inc. stockholders' equity	957,850	960,627
Non-controlling interests	87,400	92,378
Total equity	1,045,250	1,053,005
Total liabilities and equity	$ 2,044,420	$ 1,786,142

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

3Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2025	2024	2025	2024
GAAP net (loss) income available to common stockholders	$ (20,149)	$ 29,165	$ 15,306	$ 72,446
Add: Depreciation and amortization	8,987	9,054	26,925	27,173
Add (Less): Loss (gain) loss on sale of real estate, net	738	(3,663)	235	(6,882)
NAREIT FFO attributable to common stockholders	(10,424)	34,556	$ 42,466	$ 92,737
Add (Less): Non-recurring items[1]	42,418	(4,173)	50,834	(5,528)
FFO, excluding non-recurring items ("Core FFO")	$ 31,994	$ 30,383	$ 93,300	$ 87,209
NAREIT FFO attributable to common stockholders	$ (10,424)	$ 34,556	$ 42,466	$ 92,737
Non-cash income:				
Add (Less): Straight-line rent recovery (income)	372	(37)	1,447	561
Add: Amortization of lease incentives	176	188	805	626
Add: Other non-cash contra-revenue	1,271	—	1,514	321
Add (Less): Effective interest recovery (income)	736	(2,470)	(2,194)	(6,407)
Net non-cash income	2,555	(2,319)	1,572	(4,899)
Non-cash expense:				
Add: Non-cash compensation charges	2,140	2,269	7,188	6,791
Add: Write-off of effective interest receivable	41,455	—	41,455	—
Add: Provision for credit losses	203	215	3,642	942
Less: Recurring capital expenditures	(209)	—	(300)	—
Net non-cash expense	43,589	2,484	51,985	7,733
Funds available for distribution ("FAD")	35,720	34,721	96,023	95,571
Add (Less): Non-recurring items[1]	(2,111)	(4,493)	2,157	(7,756)
FAD, excluding non-recurring items ("Core FAD")	$ 33,609	$ 30,228	$ 98,180	$ 87,815
Diluted NAREIT FFO attributable to common stockholders per share	($0.23)	$0.78	$0.92	$2.11
Diluted Core FFO per share	$0.69	$0.68	$2.02	$1.99
Diluted FAD per share	$0.77	$0.78	$2.08	$2.18
Diluted Core FAD per share	$0.72	$0.68	$2.13	$2.00

(1) See the reconciliation of non-recurring items on page 27 for further detail.

3Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 25

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED SEPTEMBER 30,	**2025**	**2024**	**2025**	**2024**
FFO/FAD attributable to common stockholders	$ (10,424)	$ 34,556	$ 35,720	$ 34,721
Non-recurring one-time items[1]	42,418	(4,173)	(2,111)	(4,493)
Core FFO/FAD	31,994	30,383	33,609	30,228
Effect of dilutive securities:				
Participating securities	154	201	154	201
Diluted Core FFO/FAD	$ 32,148	$ 30,584	$ 33,763	$ 30,429
Shares for basic FFO/FAD per share	46,123	43,868	46,123	43,868
Effect of dilutive securities:				
Performance-based stock units	381	526	381	526
Participating securities	271	302	271	302
Shares for diluted FFO/FAD per share	46,775	44,696	46,775	44,696

	FFO		FAD	
FOR THE NINE MONTHS ENDED SEPTEMBER 30,	**2025**	**2024**	**2025**	**2024**
FFO/FAD attributable to common stockholders	$ 42,466	$ 92,737	$ 96,023	$ 95,571
Non-recurring one-time items[1]	50,834	(5,528)	2,157	(7,756)
Core FFO/FAD	93,300	87,209	98,180	87,815
Effect of dilutive securities:				
Participating securities	471	511	471	511
Diluted Core FFO/FAD	$ 93,771	$ 87,720	$ 98,651	$ 88,326
Shares for basic FFO/FAD per share	45,726	43,313	45,726	43,313
Effect of dilutive securities:				
Performance based stock units	381	526	381	526
Participating securities	273	294	273	294
Shares for diluted FFO/FAD per share	46,380	44,133	46,380	44,133

(1) See the reconciliation of non-recurring items on page 27 for further detail.

3Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 26

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (NON-RECURRING ITEMS)

(UNAUDITED, AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2025	2024	2025	2024
Reconciliation of non-recurring adjustments to NAREIT FFO:				
Provision for credit losses related to the write-off of loan receivables and related interest receivable	$ –	$ –	$ 3,064 (1)	$ –
Provision for credit losses related to partial principal paydown	–	613	–	613
Provision for credit losses reserve recorded upon origination (2)	554	–	938	1,635
Recovery for credit losses related to loan payoffs (2)	(375)	(293)	(375)	(1,227)
Add: Total provision for credit losses non-recurring adjustments	179	320	3,627	1,021
Add: Write-off of effective interest receivable	41,455 (3)	–	41,455 (3)	–
Add: Straight-line rent receivable write-off (4)	1,271	–	1,271	321
Add: Lease termination fee paid upon conversion to SHOP	–	–	5,971	–
Add: One-time general and administrative expenses related to an employee retirement	–	–	1,136	–
Add: One-time transaction costs associated with the startup of new SHOP segment	488	–	1,311	–
Deduct: Income related to exit IRRs received	(975) (5)	–	(3,937) (6)	–
Deduct: Other income from former operators	–	(4,052)	–	(4,052)
Deduct: One-time rental income related to sold properties	–	(441)	–	(2,818)
Total non-recurring adjustments to NAREIT FFO	**$ 42,418**	**$ (4,173)**	**$ 50,834**	**$ (5,528)**
Reconciliation of non-recurring adjustments to FAD:				
Deduct: Income related to exit IRRs received	$ (2,599) (5)	$ –	$ (5,561) (7)	$ (886) (8)
Add: Lease termination fee paid upon conversion to SHOP	–	–	5,971	–
Add: One-time cash general and administrative expenses related to an employee retirement	–	–	436	–
Add: One-time transaction costs associated with the startup of new SHOP segment	488	–	1,311	–
Deduct: Other income from former operators	–	(4,052)	–	(4,052)
Deduct: One-time rental income related to sold properties	–	(441)	–	(2,818)
Total non-recurring cash adjustments to FAD	**$ (2,111)**	**$ (4,493)**	**$ 2,157**	**$ (7,756)**

(1) Represents the write-off of a working capital note and related interest receivable balance in connection with the transition to SHOP segment.

(2) A 1% credit loss reserve is taken upon origination of loan receivables and financing transactions, then decreased as the balance is paid down through scheduled principal payments and payoffs.

a. During 3Q25, we originated a $57,550 mortgage loan, with initial funding of $55,350, secured by two seniors housing communities with a total of 171 units in California and received $20,500 from the payoff of two mortgage loans and $17,000 from the payoff of a mezzanine loan.

b. During 2025, we originated the loan discussed in (a) above and a $42,300 mortgage loan, with initial funding of $38,350, secured by a 250-unit seniors housing community and received $37,500 from loan payoffs as described in (a) above.

c. During 3Q24, we recorded a $293 provision for credit losses recovery related to a $29,347 mortgage loan payoff.

d. During 2024, we recorded a provision for credit losses reserve of $1,635 related to the $163,460 acquisition of properties accounted for as financing receivables, offset by a provision for credit losses recovery of $1,227 related to the four mortgage loan payoffs totaling $131,781, which includes the payoff described in (c) above.

(3) The effective interest receivable write-off relates to a mortgage loan amendment that permits penalty-free early payoff within an allowable window.

(4) During 2025, we wrote-off $1,271 of straight-line rent receivable due to an operator's on-going bankruptcy filing. During 2024, we wrote-off $321 of straight-line rent receivable related to a lease that converted to fair market rent during 2Q24. The straight-line rent write-offs are recorded as contra-revenue on the *Consolidated Statements of Income*.

(5) The 12% exit IRR income of $975 represents $2,599 received upon the early payoff of a mezzanine loan partially offset by $1,624 of effective interest receivable balance previously recognized over the term of the loan through payoff.

(6) The exit IRR income in the FFO adjustments of $3,937 represents the $975 exit IRR income recorded upon the early payoff of a mezzanine loan described in (5) above and $2,962 related to the 13% exit IRR received in connection with the redemption of our preferred equity investment in a joint venture during 1Q25. The $2,962 exit IRR was not previously recorded.

(7) The exit IRR income in the FAD adjustments of $5,561 represents the exit IRR income received upon the early payoff of a mezzanine loan ($2,599) described in (5) above and $2,962 related to the 13% exit IRR received in connection with the redemption of our preferred equity investment in a joint venture during 1Q25. The $2,962 exit IRR was not previously recorded.

(8) The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.

3Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 27

3Q 2025 SUPPLEMENTAL REPORT Annualized Contractual Cash NOI: Represents annualized contractual cash rental income (prior to abatements & deferred rent repayment and excludes real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Also, represents annualized projected SHOP net operating income for the quarter reported herein. Annualized GAAP NOI: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Also, represents annualized projected SHOP net operating income for the quarter reported herein. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges, non-cash interest charges and recurring capital expenditures required to maintain and re-tenant our properties. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. The difference between the cash rent and GAAP rent is commonly referred to as straight-line rental income. GAAP rent also includes amortization of lease incentives and real estate tax reimbursements. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from financing receivables, mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.5M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 58K. Cities in a Micro-SA have a population of 264K – 12K. Cities not in a MSA has population of less than 100K. Mezzanine: Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. GLOSSARY I 28 GLOSSARY

3Q 2025 SUPPLEMENTAL REPORT Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). NNN – Triple-net lease which requires the lessee to pay all taxes, insurance, maintenance and repair capital and non-capital expenditures and other costs necessary in the operations of the property. Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to restricted stock and performance-based stock units. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables, mortgage loans receivable and other notes receivables. Rental Income: Represents GAAP rent generated by our owned properties under triple-net leases. RIDEA: Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007 Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold, assets held-for-sale and SHOP assets). Accordingly, a property must be occupied and stabilized or a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Seniors Housing (“SH”): Consists of independent living, assisted living, and/or memory care properties. Seniors Housing Operating Portfolio (“SHOP”): Includes Seniors Housing properties generally structured to comply with RIDEA. SHOP Net Operating Income (“NOI”): The difference between Resident fees and services and Property operating expense line items on our Consolidated Statements of Income. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition/restructure or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months NOI: For the owned portfolio under triple-net leases, rental income excluding real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. For the owned portfolio under our SHOP segment, represents SHOP NOI during the trailing twelve months. For owned properties accounted for as financing receivables, mortgage loan receivables and notes receivables, NOI includes cash interest income and effective interest during the trailing twelve months and excludes loan payoffs during the trailing twelve months. For Unconsolidated JV, NOI includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 29 GLOSSARY

3Q 2025 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2025 full-year guidance and statements regarding the Company’s SHOP pipeline, anticipated growth, and future strategy. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our dependence on our operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although our management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved may differ materially from any forward-looking statements due to the risks and uncertainties of such statements. 30 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through RIDEA, triple-net leases, joint ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF) and Seniors Housing (SH) consisting of Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 21, 25, 26 and 27 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com.